EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-178261) of Guided Therapeutics, Inc. and Subsidiary of our report dated March 28, 2024, relating to the consolidated financial statements, which appears in this Form 10-K for the year ended December 31, 2023.

/s/ UHY LLP
Sterling Heights, Michigan
March 28, 2024